FOR IMMEDIATE RELEASE

Contact:   Carol DiRaimo
           Vice President of Investor Relations
           (913) 967-4109

  Applebee's International Reports Second Quarter 2006 Diluted Net Earnings Per
     Share of $0.27 Including Impairment Charge and Stock-Based Compensation

OVERLAND PARK, KAN., July 26, 2006 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $20.4 million, or $0.27 per diluted share, for the second quarter ended June 25, 2006 as compared to $0.34 per diluted share for the second quarter of 2005. Excluding impairment and other restaurant closure costs of $3.0 million ($2.0 million after-tax or approximately $0.03 per share) and stock-based compensation of $5.2 million ($3.5 million after-tax or approximately $0.05 per share), net earnings were $25.9 million, or $0.34 per diluted share, for the second quarter of 2006. A reconciliation of non-GAAP measurements to GAAP results is attached to this release.

System-wide  domestic  comparable sales for the second quarter of 2006 decreased
1.8  percent.   Company  and  domestic  franchise  restaurant  comparable  sales decreased 2.0 percent and 1.7 percent, respectively, for the quarter. System-wide domestic comparable sales for the year-to-date period through June increased 0.4 percent, with domestic franchise restaurant comparable sales up
0.7 percent and company comparable sales down 0.4 percent.

The company also reported comparable sales for the June fiscal period, comprised of the five weeks ended June 25, 2006. System-wide domestic comparable sales decreased 3.0 percent for the June period. Comparable sales for domestic franchise restaurants decreased 3.2 percent, and comparable sales for company restaurants decreased 2.5 percent, reflecting a decrease in guest traffic of approximately 5.0 percent, combined with a higher average check.

In addition, the company reported comparable sales for the July fiscal period, comprised of the four weeks ended July 23, 2006. System-wide domestic comparable sales decreased 3.6 percent for the July period, while comparable sales for domestic franchise restaurants decreased 3.4 percent. Comparable sales for company restaurants decreased 4.1 percent, reflecting a decrease in guest traffic of between 5.5 and 6.0 percent, combined with a higher average check.

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



July 26, 2006
Page 2

System-wide domestic comparable sales for the year-to-date period through July have decreased 0.1 percent, with domestic franchise restaurant comparable sales up 0.1 percent and company comparable restaurant sales down 0.9 percent.

Lloyd Hill, chairman and chief executive officer, said, "We are disappointed that our efforts to broaden our reach have been masked by the challenging consumer spending environment. As we are uncertain as to when the environment will start to improve, we are taking a more conservative view in our outlook for the remainder of the year. Despite this uncertainty, our management team is focused on putting in place the building blocks for the future success of the brand."

Dave Goebel, president and chief operating officer, added, "These building blocks include sharpening our focus to enhance our brand appeal. The new food that we are developing is the best we have created in our history. By the end of the year we will have introduced more than 20 new or improved menu items that are designed to appeal to both the customer that is still frequenting casual dining and the customer that is seeking value. We are also committed to sharpening our advertising to align with our food strategy by having a stronger, more straight-forward message to the consumer that communicates what's new at Applebee's. While our current results do not reflect the full benefit of these initiatives, I am confident our strategies are right on track."

Other results for the second quarter and year-to-date periods ended June 25, 2006 included:

    o Net earnings for the 26-week period ended June 25, 2006 were $47.6 million, or $0.63 per diluted share. This compares to net earnings in the same period of 2005 of $59.1 million, or $0.72 per diluted share. Excluding impairment and other restaurant closure costs of $4.6 million ($3.0 million after-tax or approximately $0.04 per share) and stock-based compensation of $11.4 million ($7.5 million after-tax or approximately $0.10 per share), net earnings were $58.1 million, or $0.77 per diluted share, for the 26-week period ended June 25, 2006.

    o Total system-wide sales for the quarter increased by 5.7 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

    o Applebee's ended the quarter with 1,860 restaurants open system-wide (507 company and 1,353 franchise restaurants). During the second quarter of 2006, there were 35 new Applebee's restaurants opened system-wide, including 10 company and 25 franchised restaurants.

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



July 26, 2006
Page 3

    o The company repurchased 469,000 shares of common stock in the second quarter at an average price of $23.38 for an aggregate cost of $11.0 million. For the 26-week period ended June 25, 2006, the company has repurchased 687,200 shares of common stock at an average price of $23.48 for an aggregate cost of $16.1 million. As of June 25, 2006, $112.8 million remains available under the company's current stock repurchase authorization.

    o As of June 25, 2006, the company had total debt outstanding of $201.7 million, with $37.2 million available under its revolving credit facility.

BUSINESS OUTLOOK

The company updated its guidance with respect to its business outlook for the remainder of fiscal year 2006:

    o Approximately 125 new restaurants are expected to open in 2006, including approximately 35 company restaurants and at least 90 franchise restaurants. Through the second quarter, 64 new restaurants have opened system-wide, including 19 company and 45 franchised restaurants. Approximately 6 company restaurants are expected to open in the third quarter, with the balance opening in the fourth quarter of the year. Approximately 20 to 25 franchise restaurants are expected to open in the third quarter, with the remainder opening in the fourth quarter.

    o As a result of the current uncertainty surrounding the macro consumer environment and in consideration of recent results, the company now expects system-wide comparable sales for the remainder of the year to be in a range from flat to down 4.0 percent, which would result in full year system-wide comparable sales in a range from flat to down 2.0 percent.

    o Overall restaurant margins before pre-opening expense for the full year are expected to be less than fiscal year 2005 results and will be dependent on comparable sales performance at company restaurants. Higher energy costs, including utilities, fuel surcharges and packaging costs, are expected to continue to have a negative impact on margins, but will be partially offset by the impact of a change in accounting convention for smallwares that was implemented in the second quarter. The change in accounting convention had a $0.007 per diluted share favorable impact in the quarter and is expected to have a favorable impact of $0.02 for the year and $0.03 per diluted share for fiscal year 2007.

    o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low-to-mid 10 percent range for the full year, including the impact of stock-based compensation.

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



July 26, 2006
Page 4

    o The effective income tax rate is now expected to be between 34.5 and 35.0 percent for the remainder of the year.

    o Excluding the cost of franchise acquisitions, capital expenditures are expected to be between $135 and $145 million in 2006, including costs relating to the construction of a new corporate headquarters that will open in the latter half of 2007. In addition, the company completed the acquisition of four franchise restaurants in the Houston area in late January for approximately $8.2 million.

    o The incremental impact of stock-based compensation expense resulting from the implementation of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," is estimated to be approximately $0.17 per diluted share for the year, with a slightly higher proportion recognized in the first quarter.

    o Based on the foregoing assumptions and the company's performance through the first half of the year, diluted earnings per share for fiscal year 2006 excluding impairment charges are expected to be in the range of $1.12 to $1.22, including the impact of stock-based compensation expense.

A conference call to review the second quarter 2006 results and the current business outlook will be held on Thursday morning, July 27, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of July 23, 2006, there were 1,863 Applebee's restaurants operating system-wide in 49 states and 16 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2006 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's Form 10-K for the fiscal year ended December 25, 2005. The company disclaims any obligation to update these forward-looking statements.

                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                                    13 Weeks Ended                         26 Weeks Ended
                                                          -----------------------------------    -----------------------------------
                                                             June 25,           June 26,            June 25,            June 26,
                                                               2006               2005                2006                2005
                                                          ---------------    ----------------    ----------------    ---------------
Operating revenues:
     Company restaurant sales .......................      $    296,128       $    272,703        $    604,027        $    543,161
     Franchise royalties and fees....................            34,306             32,493              70,241              65,501
     Other franchise income..........................               539              1,424                 984               2,489
                                                          ---------------    ----------------    ----------------    ---------------
         Total operating revenues....................           330,973            306,620             675,252             611,151
                                                          ---------------    ----------------    ----------------    ---------------
Cost of company restaurant sales:
     Food and beverage...............................            78,433             72,565             160,669             144,200
     Labor...........................................           100,296             90,115             201,327             178,839
     Direct and occupancy............................            80,411             71,038             159,357             137,405
     Pre-opening expense.............................             1,157              1,268               1,907               2,435
                                                          ---------------    ----------------    ----------------    ---------------
         Total cost of company restaurant sales......           260,297            234,986             523,260             462,879
                                                          ---------------    ----------------    ----------------    ---------------
Cost of other franchise income.......................               281              1,229               1,047               2,048
General and administrative expenses..................            32,320             27,980              67,926              54,926
Amortization of intangible assets....................               204                226                 408                 454
Impairment and other restaurant closure costs........             3,000                --                4,600                 --
Loss on disposition of property and equipment........               430                564               1,007                 861
                                                          ---------------    ----------------    ----------------    ---------------
Operating earnings...................................            34,441             41,635              77,004              89,983
                                                          ---------------    ----------------    ----------------    ---------------
Other income (expense):
     Investment income (loss)........................              (285)               449                 460                 408
     Interest expense................................            (2,985)              (634)             (5,539)               (971)
     Other income....................................               101                584                 237               1,019
                                                          ---------------    ----------------    ----------------    ---------------
         Total other income (expense)................            (3,169)               399              (4,842)                456
                                                          ---------------    ----------------    ----------------    ---------------
Earnings before income taxes.........................            31,272             42,034              72,162              90,439
Income taxes.........................................            10,868             14,544              24,607              31,292
                                                          ---------------    ----------------    ----------------    ---------------
Net earnings.........................................      $     20,404       $     27,490        $     47,555        $     59,147
                                                          ===============    ================    ================    ===============

Basic net earnings per common share..................      $       0.28       $       0.34        $       0.64        $       0.74
                                                          ===============    ================    ================    ===============
Diluted net earnings per common share................      $       0.27       $       0.34        $       0.63        $       0.72
                                                          ===============    ================    ================    ===============

Basic weighted average shares outstanding............            74,112             79,897              74,113              80,295
                                                          ===============    ================    ================    ===============
Diluted weighted average shares outstanding..........            75,083             81,360              75,161              81,861
                                                          ===============    ================    ================    ===============

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before impairment and other restaurant closure costs and stock-based compensation.

The company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R") at the beginning of fiscal year 2006. SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of earnings based on fair value. The company adopted this accounting treatment using the modified prospective transition method; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

The company is using earnings before impairment and other restaurant closure costs and stock-based compensation as a key performance measure of results of operations for purposes of evaluating performance internally. In addition, the company's internal reporting and budgeting, as well as the calculation of its incentive compensation payments, includes the use of reported amounts excluding stock-based compensation. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before impairment and other restaurant closure costs and stock-based compensation provides additional information to facilitate the comparison of past and present operations.

                                                                  13 Weeks Ended                    26 Weeks Ended
                                                           ------------------------------    ------------------------------
                                                             June 25,         June 26,         June 25,         June 26,
                                                               2006             2005             2006             2005
                                                           -------------    -------------    -------------    -------------
Impairment and other restaurant closure costs......         $ (3,000)        $    --          $  (4,600)       $     --
Stock-based compensation(a)........................           (5,247)            (571)          (11,412)          (1,067)
Income taxes.......................................            2,781              197             5,507              369
                                                           -------------    -------------    -------------    -------------
  Impairment and other restaurant closure costs
     and stock-based compensation, net of tax......         $ (5,466)        $   (374)        $ (10,505)       $    (698)
                                                           =============    =============    =============    =============

Diluted weighted average shares outstanding........           75,083           81,360            75,161           81,861
                                                           =============    =============    =============    =============

Diluted earnings per share impact of impairment
  and other restaurant closure costs and
  stock-based compensation.........................         $  (0.07)             --          $   (0.14)       $   (0.01)
                                                           =============    =============    =============    =============

Reconciliation of earnings before impairment
  and other restaurant closure costs
  and stock-based compensation to net earnings:
     Earnings before impairment and other
       restaurant closure costs and
       stock-based compensation....................         $ 25,870         $ 27,864         $  58,060        $  59,845
     Impairment and other restaurant closure
       costs and stock-based compensation,
       net of tax..................................           (5,466)            (374)          (10,505)            (698)
                                                           -------------    -------------    -------------    -------------
     Net earnings..................................         $ 20,404         $ 27,490         $  47,555        $  59,147
                                                           =============    =============    =============    =============

Reconciliation of earnings per share before
  impairment and other restaurant closure costs
  and stock-based compensation to reported
  earnings per share:
     Diluted earnings per share before impairment
       and other restaurant closure costs
       and stock-based compensation................         $   0.34         $   0.34         $    0.77        $    0.73
     Diluted earnings per share impact of
       impairment and other restaurant closure
       costs and stock-based compensation..........            (0.07)             --              (0.14)           (0.01)
                                                           -------------    -------------    -------------    -------------
       Reported diluted earnings per share.........         $   0.27         $   0.34         $    0.63        $    0.72
                                                           =============    =============    =============    =============

(a) Stock-based compensation for the second quarter of 2006 includes $243,000 in cost of company restaurant sales and $5,004,000 in general and administrative expenses. Stock-based compensation for the 26 weeks ended June 25, 2006 includes $487,000 in cost of company restaurant sales and $10,925,000 in general and administrative expenses. Stock-based compensation for both periods in 2005 represents restricted stock expense which was included entirely in general and administrative expenses.

The following table contains information derived from the company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                         13 Weeks Ended               26 Weeks Ended
                                                                  ----------------------------  ---------------------------
                                                                     June 25,      June 26,       June 25,       June 26,
                                                                       2006          2005           2006           2005
                                                                  -------------  -------------  -------------  -------------
Operating revenues:
     Company restaurant sales................................          89.5%          88.9%         89.5%         88.9%
     Franchise royalties and fees............................          10.4           10.6          10.4          10.7
     Other franchise income..................................           0.2            0.5           0.1           0.4
                                                                  -------------  -------------  -------------  -------------
        Total operating revenues.............................         100.0%         100.0%        100.0%        100.0%
                                                                  =============  =============  =============  =============
Cost of sales (as a percentage of company
     restaurant sales):
     Food and beverage.......................................          26.5%          26.6%         26.6%         26.5%
     Labor...................................................          33.9           33.0          33.3          32.9
     Direct and occupancy....................................          27.2           26.0          26.4          25.3
     Pre-opening expense.....................................           0.4            0.5           0.3           0.4
                                                                  -------------  -------------  -------------  -------------
        Total cost of sales..................................          87.9%          86.2%         86.6%         85.2%
                                                                  =============  =============  =============  =============

Cost of other franchise income (as a percentage of other
     franchise income).......................................          52.1%          86.3%        106.4%         82.3%
General and administrative expenses..........................           9.8            9.1          10.1           9.0
Amortization of intangible assets............................           0.1            0.1           0.1           0.1
Impairment and other restaurant closure costs................           0.9             --           0.7            --
Loss on disposition of property and equipment................           0.1            0.2           0.1           0.1
                                                                  -------------  -------------  -------------  -------------
Operating earnings...........................................          10.4           13.6          11.4          14.7
                                                                  -------------  -------------  -------------  -------------
Other income (expense):
     Investment income (loss)................................          (0.1)           0.1           0.1           0.1
     Interest expense........................................          (0.9)          (0.2)         (0.8)         (0.2)
     Other income............................................            --            0.2            --           0.2
                                                                  -------------  -------------  -------------  -------------
        Total other income (expense).........................          (1.0)           0.1          (0.7)          0.1
                                                                  -------------  -------------  -------------  -------------
Earnings before income taxes.................................           9.4           13.7          10.7          14.8
Income taxes.................................................           3.3            4.7           3.6           5.1
                                                                  -------------  -------------  -------------  -------------
Net earnings.................................................           6.2%           9.0%          7.0%          9.7%
                                                                  =============  =============  =============  =============

The  following  table  sets  forth  certain  financial   information  and  other
restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                               13 Weeks Ended                     26 Weeks Ended
                                                       -------------------------------    -------------------------------
                                                          June 25,          June 26,         June 25,          June 26,
                                                           2006              2005             2006              2005
                                                       -------------     -------------    --------------    -------------
Number of restaurants:
     Company:
         Beginning of period.......................           497               437              486               424
         Restaurant openings.......................            10                14               19                27
         Restaurant closings.......................            --                --               (2)               --
         Restaurants acquired from franchisees.....            --                11                4                11
                                                       -------------     -------------    --------------    -------------
         End of period.............................           507               462              507               462
                                                       -------------     -------------    --------------    -------------
     Franchise:
         Beginning of period.......................         1,332             1,257            1,318             1,247
         Restaurant openings.......................            25                16               45                29
         Restaurant closings.......................            (4)               (2)              (6)               (5)
         Restaurants acquired from franchisees.....            --               (11)              (4)              (11)
                                                       -------------     -------------    --------------    -------------
         End of period.............................         1,353             1,260            1,353             1,260
                                                       -------------     -------------    --------------    -------------
     Total:
         Beginning of period.......................         1,829             1,694            1,804             1,671
         Restaurant openings.......................            35                30               64                56
         Restaurant closings.......................            (4)               (2)              (8)               (5)
                                                       -------------     -------------    --------------    -------------
         End of period.............................         1,860             1,722            1,860             1,722
                                                       =============     =============    ==============    =============

Weighted average weekly sales per restaurant:
     Company.......................................     $  45,245         $  46,800        $  46,650         $  47,483
     Domestic franchise............................     $  50,127         $  51,056        $  51,863         $  51,547
     Domestic total................................     $  48,736         $  49,894        $  50,383         $  50,452

Change in comparable restaurant sales:(1)
     Company.......................................        (2.0)%            (1.2)%           (0.4)%            (0.4)%
     Domestic franchise............................        (1.7)%             2.3 %            0.7 %             3.6 %
     Domestic total................................        (1.8)%             1.4 %            0.4 %             2.6 %

Total operating revenues (in thousands):
     Company restaurant sales......................     $ 296,128         $ 272,703        $ 604,027         $ 543,161
     Franchise royalties and fees(2)...............        34,306            32,493           70,241            65,501
     Other franchise income(3).....................           539             1,424              984             2,489
                                                       -------------     -------------    --------------    -------------
     Total.........................................     $ 330,973         $ 306,620        $ 675,252         $ 611,151
                                                       =============     =============    ==============    =============

(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(2)  Franchise  royalties  are  generally  4%  of  each  franchise  restaurant's reported monthly gross sales. Reported franchise sales (including international restaurants), in thousands, were $859,557 and $820,483 in the 2006 quarter and the 2005 quarter, respectively, and $1,764,201 and $1,653,480 in the 2006 year-to-date period and 2005 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
(3) Other franchise income includes revenue from information technology products and services provided to certain franchisees. In addition, the 2005 period includes insurance premiums from franchisee participation in our captive insurance program.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)


                                                                                         June 25,         December 25,
                                                                                           2006               2005
                                                                                      --------------     -------------
                                                       ASSETS
Current assets:
     Cash and cash equivalents...................................................      $    6,896         $   13,040
     Short-term investments, at market value.....................................             289                286
     Receivables, net of allowance...............................................          37,706             37,857
     Receivables related to captive insurance subsidiary.........................             503              1,712
     Inventories.................................................................          12,525             20,373
     Prepaid income taxes........................................................              55              3,488
     Prepaid and other current assets............................................          18,339             13,518
                                                                                      --------------     -------------
        Total current assets.....................................................          76,313             90,274
Property and equipment, net......................................................         619,638            590,593
Goodwill.........................................................................         139,111            138,443
Restricted assets related to captive insurance subsidiary........................          17,267             19,329
Other intangible assets, net.....................................................           6,713              8,050
Other assets, net................................................................          33,712             31,899
                                                                                      --------------     -------------
                                                                                       $  892,754         $  878,588
                                                                                      ==============     =============


                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt...........................................      $      283         $      259
     Notes payable...............................................................           4,400              7,900
     Accounts payable............................................................          41,773             63,445
     Accrued expenses and other current liabilities..............................          83,661            100,995
     Loss reserve related to captive insurance subsidiary........................           7,103             10,235
     Accrued dividends...........................................................            --               14,840
     Accrued income taxes........................................................             275               --
                                                                                      --------------     -------------
        Total current liabilities................................................         137,495            197,674
                                                                                      --------------     -------------
Non-current liabilities:
     Long-term debt, less current portion........................................         197,066            180,208
     Deferred income taxes.......................................................          34,235             37,722
     Other non-current liabilities...............................................          55,784             50,374
                                                                                      --------------     -------------
        Total non-current liabilities............................................         287,085            268,304
                                                                                      --------------     -------------
        Total liabilities........................................................         424,580            465,978
                                                                                      --------------     -------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
        no shares issued.........................................................            --                 --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
        issued - 108,503,243 shares..............................................           1,085              1,085
     Additional paid-in capital..................................................         248,656            234,988
     Unearned compensation.......................................................            --               (2,614)
     Retained earnings...........................................................         757,832            710,277
                                                                                      --------------     -------------
                                                                                        1,007,573            943,736
     Treasury stock - 34,133,112 shares in 2006 and 34,304,693 shares
        in 2005, at cost.........................................................        (539,399)          (531,126)
                                                                                      --------------     -------------
        Total stockholders' equity...............................................         468,174            412,610
                                                                                      --------------     -------------
                                                                                       $  892,754         $  878,588
                                                                                      ==============     =============

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


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)


                                                                                      26 Weeks Ended
                                                                              --------------------------------
                                                                                June 25,           June 26,
                                                                                  2006               2005
                                                                              -------------      -------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
      Net earnings.......................................................       $  47,555          $  59,147
      Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation and amortization...................................          31,577             25,676
         Amortization of intangible assets...............................             408                454
         Stock-based compensation........................................          11,412              1,067
         Other amortization..............................................             156                 63
         Deferred income tax benefit.....................................          (1,046)            (2,294)
         Impairment and other restaurant closure costs...................           4,600               --
         Loss on disposition of property and equipment...................           1,007                861
         Income tax benefit from stock-based compensation................           1,403              3,794
      Changes in assets and liabilities, exclusive of effect
       of acquisitions:
         Receivables.....................................................             148                834
         Receivables related to captive insurance subsidiary.............           1,209             (1,342)
         Inventories.....................................................           7,906              9,014
         Income taxes....................................................           3,708             10,552
         Prepaid and other current assets................................          (7,262)              (217)
         Accounts payable................................................         (18,985)             4,626
         Accrued expenses and other current liabilities..................         (17,509)            (6,902)
         Loss reserve and unearned premiums related to captive
           insurance subsidiary..........................................          (3,132)             1,875
         Other non-current liabilities...................................           4,138              1,759
         Other ..........................................................          (1,461)            (1,177)
                                                                              -------------      -------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES.......................          65,832            107,790
                                                                              -------------      -------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment................................         (59,976)           (59,922)
      Change in restricted assets related to captive
        insurance subsidiary.............................................           2,062             (1,417)
      Acquisition of restaurants.........................................          (8,040)           (46,777)
      Proceeds from sale of property and equipment.......................             242               --
                                                                              -------------      -------------
         NET CASH USED BY INVESTING ACTIVITIES...........................         (65,712)          (108,116)
                                                                              -------------      -------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
      Purchases of treasury stock........................................         (16,134)           (68,238)
      Dividends paid.....................................................         (14,840)            (4,867)
      Issuance of common stock upon exercise of stock options............           7,856              9,929
      Shares issued under employee benefit plans.........................           2,318              2,323
      Excess tax benefits from stock-based compensation..................           1,154               --
      Net debt proceeds..................................................          13,382             51,198
                                                                              -------------      -------------
         NET CASH USED BY FINANCING ACTIVITIES...........................          (6,264)            (9,655)
                                                                              -------------      -------------
 NET DECREASE IN CASH AND CASH EQUIVALENTS...............................          (6,144)            (9,981)
 CASH AND CASH EQUIVALENTS, beginning of period..........................          13,040             10,642
                                                                              -------------      -------------
 CASH AND CASH EQUIVALENTS, end of period................................       $   6,896          $     661
                                                                              =============      =============
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